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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No.333-58855) and related Joint Proxy Statement/Prospectus of Dan River Inc. for the registration of 4,800,000 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 1998, with respect to the consolidated financial statements of Dan River Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended January 3, 1998 and related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          ---------------------------
                                          Ernst & Young LLP
Greensboro, North Carolina
September 21, 1998